News Release	Contact:
For Immediate Release	James J. Hyland, VP Investor Relations (636) 534-2369 Email: investor.relations@tlcvision.com

TLCVision to Announce First Quarter 2008

Financial Results May 6, 2008

ST. LOUIS, MO, April 15, 2008: TLCVision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, will release its first quarter 2008 financial results after market close on Tuesday, May 6, 2008.

The company will host a conference call and live web cast with investors and analysts on Tuesday, May 6, 2008 at 4:30 p.m. (EDT). To access, please dial 866-303-7746 or 416-641-6141 (international callers). The call will be broadcast live on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

A replay of the conference call will be available until May 20, 2008. To access the replay, dial 800-408-3053 or 416-695-5800 (international callers) and enter the pass code: 3258680. The call will also be archived on the company’s web site at www.tlcv.com under the “Webcasts” link in the Investor Relations section.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management, and technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers website at www.lasik.com. More information about TLCVision can be found on the website at www.tlcv.com